UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Sybase, Inc.

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Preliminary Form of Proxy Statement
SYBASE, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
May 29, 2007

TIME:	10:00 a.m., Tuesday, May 29, 2007

PLACE:	Sybase, Inc.
United Nations Conference Room
One Sybase Drive
Dublin, California 94568

BUSINESS:	• Elect three Class III directors

• Ratify Ernst & Young LLP as our independent registered public accounting firm for 2007

• Consider an amendment to the Company’s Restated Certificate of Incorporation to reorganize the Board of Directors into a single class

• Consider amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan, that among other matters, increase the share reserve by 4,000,000 shares

• Transact other business properly brought before the meeting

RECORD DATE:	You are entitled to vote on these matters if you were a stockholder of record at the close of business Tuesday, April 3, 2007.

HOW TO VOTE:	If you are not able to attend the meeting in person, you can vote (1) on the Internet, (2) by telephone, or (3) by completing and signing the enclosed proxy card and mailing it as soon as possible in the enclosed envelope. Please see specific instructions printed on your proxy card.
By Order of the Board of Directors

DANIEL R. CARL
Dublin, California	Vice President, General Counsel,
April [ ], 2007	and Secretary
This Notice of Meeting and accompanying Proxy Statement and proxy card are first being distributed on
or about April [   ], 2007

GENERAL INFORMATION
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE MATTERS
STOCK OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
AMENDMENTS TO AMENDED AND RESTATED 2003 STOCK PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
AUDIT COMMITTEE REPORT
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

SYBASE, INC.

PROXY STATEMENT
GENERAL INFORMATION
Your votes are solicited on behalf of the Sybase, Inc. Board of Directors for matters to be decided at the 2007 Annual Meeting of Stockholders. The meeting is set for 10:00 a.m. (PDT) on Tuesday, May 29, 2007 in the United Nations Conference Room at the Company’s principal executive offices, One Sybase Drive, Dublin, California 94568 (see map on back cover).
Record Date
You are entitled to vote at the Annual Meeting if you were a Sybase stockholder at the close of business on the April 3, 2007 Record Date. On that date, 91,410,948 shares of Common Stock were issued and outstanding. No Preferred Stock was issued or outstanding. The closing price of Sybase Common Stock on the Record Date was $25.73 per share, according to the New York Stock Exchange (NYSE).
How to Vote or Revoke Your Proxy
You can vote your shares by telephone, on the Internet at www.proxyvote.com, by mail, or in person at the Annual Meeting. Instructions for each voting method appear on your enclosed proxy card. You may revoke your proxy anytime prior to the vote at the Annual Meeting by (1) notifying Sybase in writing, (2) issuing a later proxy, or (3) voting in person at the meeting. If you previously granted a proxy, but decide to attend the meeting in person, your proxy will be voted as previously instructed unless you vote in person at the meeting.
How Your Votes Are Counted
• One Share, One Vote. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each proposal presented at the Annual Meeting.
• Quorum. A majority of the shares entitled to vote on the Record Date constitutes a quorum required to conduct business at the Annual Meeting. The meeting will be adjourned unless at least that number of shares is represented in person or by proxy.
• “Votes Cast” means the votes cast on a particular matter. It includes votes “FOR,” “WITHHELD,” “AGAINST,” and “ABSTAIN,” but does not include broker non-votes (see “Broker Non-Votes,” below).
What Your Vote Means
• On Election of Directors. You may vote “FOR” or “WITHHELD” for each nominee. A “WITHHELD” vote is counted toward a quorum only. The three director nominees with the greatest number of “FOR” votes (even if not a majority of Votes Cast) will be elected. There is no cumulative voting in the election of directors. The Company’s Corporate Governance Guidelines (available at www.sybase.com/about_sybase/investorrelations under “Corporate Governance”) specify that in an uncontested election of directors, any nominee who receives a greater number of “WITHHELD” votes than “FOR” votes shall promptly tender his or her resignation following the certification of the vote. The Company’s Board Affairs Committee will then consider the resignation and the full Board of Directors will act upon the recommendation of the Board Affairs Committee within 90 days of the certification of the stockholder vote. The Board of Directors’ determination and reasons for accepting or rejecting the resignation will be publicly disclosed in accordance with the Corporate Governance Guidelines.
• On Other Proposals. You may vote “FOR,” “AGAINST” or “ABSTAIN.” The vote required on each matter described in this Proxy Statement (other than the election of directors) is the affirmative vote of a majority of the Votes Cast on that matter. Abstentions are counted toward a quorum and are also counted as Votes Cast. This means an abstention has the same effect as a vote “AGAINST.” For example, if there are 210 Votes Cast, and 99 shares are voted “FOR” a proposal, 75 are voted “AGAINST,” and 36 “ABSTAIN,” the proposal is defeated since it will not pass by a majority (i.e., at least 106) of the Votes Cast.
• What If I Don’t Vote? If you sign and return your proxy card, but don’t indicate how your shares are to be voted, your shares will be voted “FOR” all of the Company’s director nominees and “FOR” all other proposals described in this Proxy Statement. The Company’s proxy holders will have discretion to vote your shares on any new business submitted for a stockholder vote at the Annual Meeting.
• Broker Non-Votes. If you hold your shares in “street name,” it means your Sybase stock is held in an account maintained by your broker, bank or other qualified agent. The stock is registered in your agent’s name for your benefit. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors, the proposal to amend the Company’s Restated Certificate of Incorporation and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007 should be treated as routine matters. The proposal to amend the 2003 Stock Plan is not considered a routine matter and your broker will not vote on this proposals without your instructions. If you do not instruct the agent how to vote the Sybase stock in your account, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given.
Broker non-votes will be counted to determine whether a quorum is present, but are not considered “Votes Cast.”
Multiple Sets of Proxy Materials
Under applicable SEC rules, only one set of proxy materials will be delivered to multiple stockholders sharing the same address, unless we receive contrary instructions from a stockholder at that address. If you share an address with another stockholder and you wish to receive additional sets of proxy materials, please contact Investor Relations at the address noted in the next paragraph to request these materials at no cost to you. Similarly, if you share an address with another stockholder and you want to eliminate the receipt of duplicate sets of materials, please contact us to request a single set of these materials for your household in the future.
Electronic Delivery; Requesting Copies
You may enroll for “paperless” electronic delivery at http://www.icsdelivery.com/sybs/index.html and receive our annual report and proxy materials by e-mail. Documents referenced in this Proxy Statement as being available on our website at www.sybase.com/about_sybase/investorrelations under “Corporate Governance” can also be requested in hard copy format free of charge by contacting Investor Relations, One Sybase Drive, Dublin, California 94568 (tel: 925-236-5000), e-mail: investorrelations@sybase.com.
Proxy Solicitation
We will pay the cost of soliciting stockholder proxies, and have retained Georgeson Shareholder to assist us in this process for an estimated $7,000, plus expenses. We may also reimburse brokers and others for their expenses in forwarding solicitation materials to beneficial owners. No additional amounts will be paid for any proxies solicited by any of our directors, officers or employees.

ELECTION OF DIRECTORS
Our current eight-member Board of Directors is divided into three classes, each having a three-year term expiring in successive years, as shown below. All of the directors other than Mr. Chen are non-employee directors. Three Class III directors to be elected at the Annual Meeting will hold office until their term expires at the Annual Meeting of Stockholders in 2010, or until their earlier resignation or removal.
The nominees are: Cecilia Claudio, L. William Krause and Robert P. Wayman. All of the nominees have advised the Company that they will serve if elected. Your shares will be voted as you instruct, but if you submit your proxy without voting instructions, your shares will be voted “FOR” the election of these nominees.

Class	Director	Current Term Expires

III	Cecilia Claudio
	L. William Krause	2007
	Robert P. Wayman
I	John S. Chen
	Alan B. Salisbury	2008
II	Richard C. Alberding
	Jack E. Sum	2009
	Linda K. Yates
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THESE NOMINEES
Director Biographical Information
The following table sets forth information about our current Board of Directors, including the nominees described above. There are no family relationships among any Company executive officers or directors.

John S. Chen Director since 1997 Age 51	Mr. Chen has been Chairman, Chief Executive Officer, and President of Sybase, Inc. since November 1998. From February through November 1998, he served as co-Chief Executive Officer. Mr. Chen joined Sybase in August 1997 as Chief Operating Officer and served in that capacity until February 1998. From March 1995 to July 1997, Mr. Chen was President of the Open Enterprise Computing Division of Siemens Nixdorf, a computer and electronics company, and Chief Executive Officer and Chairman of Siemens Pyramid, a subsidiary of Siemens Nixdorf. He is also a current director of The Walt Disney Company, an entertainment and media company and Wells Fargo & Co., a national bank.

Richard C. Alberding Director since 1993 Age 76	Mr. Alberding served as an Executive Vice President of Hewlett-Packard Company, a computer and electronics company, before retiring from that company in 1991. He had served in various management positions with HP beginning in 1958. Mr. Alberding is also a director of PC-TEL, a wireless software company.

Cecilia Claudio Director since 1999 Age 51 Nominee	Ms. Claudio has served as Senior Vice President and Chief Information Officer with SanDisk Corporation, a flash memory data storage company since February 2007. From October 2005 to January 2007, Ms. Claudio served as Chief Information Officer for Mercury Interactive Corporation, a business technology optimization software provider. From October 2004 to October 2005, Ms. Claudio served as Chief Information Officer and Vice President, Engineering for Align Technology, a technology-based orthodontic manufacturer. In May 2004, Ms. Claudio was named an Executive in Residence at Clearstone Venture Partners, a venture capital firm and continues to serve in an advisory capacity for Clearstone. From March 2003 to October 2004, Ms. Claudio served as the Executive Vice President and Chief Information Officer of Zurich Financial Services, the parent company of Farmers Group, Inc., a large automobile and home insurance company. From June 1998 to March 2003, Ms. Claudio served as Senior Vice President and Chief Information Officer of Farmers Group, Inc.

L. William Krause Director since 1995 Age 64 Nominee	Mr. Krause has been President of LWK Ventures, a private investment firm since 1991. In addition, Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., an IP networking systems provider, from April 2002 to September 2006 and was CEO from April 2002 until June 2004. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., which he guided through Chapter 11 Bankruptcy to a sale of assets. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as a director of Brocade Communications Systems, Inc., a networking storage company, Core-Mark Holding Company, Inc., a distributor of packaged consumer goods, Packeteer, Inc., a provider of application traffic management systems, and The Trizetto Group, a supplier of software and services to the health care industry.

Alan B. Salisbury Director since 1993 Age 70	Mr. Salisbury has been an independent management consultant to the information technology industry since July 1999. From August 1998 through June 1999, he served as Chairman of the U.S. subsidiary of Learning Tree International, a provider of advanced technology and technical management training. From 1993 through June 1999, Mr. Salisbury served as that company’s President, and he served as a director from June 1994 through June 2001. He also served as a director of Template Software, Inc., an enterprise application integration and tools development company, from January 1998 through December 1999.

Jack E. Sum Director since 2004 Age 64	Mr. Sum served as a Partner of PricewaterhouseCoopers (PwC), an accounting firm, from 1980 until his retirement in July 2003. Beginning in 1995, Mr. Sum served as the firm’s San Francisco Bay Area Audit Methods Partner and Risk Management Partner. During his career with PwC, which began in 1968, Mr. Sum was responsible for audit, tax and consulting efforts for a variety of national and multi-national companies ranging in size from $5 million to $10 billion in sales. Mr. Sum is a member of the California Institute of Certified Public Accountants.

Robert P. Wayman Director since 1995 Age 61 Nominee	In January 2007, Mr. Wayman retired from his position as Chief Financial Officer of Hewlett-Packard Company, a computer and electronics company, a position he held since 1984, and as HP’s Executive Vice President, Finance and Administration, a position he held since 1992. Mr. Wayman was named HP’s Chief Executive Officer on an interim basis in February 2005 and served in this capacity until March 2005. In February 2005, Mr. Wayman was appointed to HP’s Board of Directors, he previously served as an HP director from December 1993 through May 2002. He is a current director of Con-way Inc., a provider of global supply chain services and Affymetrix, Inc., a developer of tools to analyze complex genetic information. Mr. Wayman is a member of the Advisory Board to Northwestern University Kellogg School of Management.

Linda K. Yates Director since 2000 Age 44	Ms. Yates is the co-founder of Strategos, an international strategy consulting firm, where she served as Chief Executive Officer from January 1995 through August 1999. Ms. Yates currently serves as a Senior Advisor to large corporations and acts as a bridge between the Silicon Valley and large multi-national corporations. She is also a Henry Crown Fellow with the Aspen Institute.
Executive Officer Biographical Information
The following table sets forth information about our current executive officers. Information for John S. Chen is provided in the director table above.

Marty Beard President, Sybase 365, Inc. Age 44	Mr. Beard has served in his present capacity since November 2006. From February 2003 to November 2006 Mr. Beard was Senior Vice President, Corporate Development and Marketing. From August 2000 through January 2003, Mr. Beard was Vice President, Corporate Development. Before joining Sybase, Mr. Beard was Vice President of Oracle Online, a division of Oracle Corporation, a database software company, from June 1999 through July 2000. Prior to that he served as Senior Director, Mid-Market Business Solutions for Oracle beginning in July 1997. From June 1993 through June 1997, Mr. Beard was Staff Director, Corporate Strategy and Development for Pacific Telesis Group, a telecommunications company.

Steven M. Capelli President, Worldwide Field Operations Age 49	Mr. Capelli has served in his present capacity since August 2006. From January 2005 to August 2006 he served as Senior Vice President and General Manager, North America Operations. From February 2004 to January 2005 he served as Senior Vice President and General Manager, Worldwide Partner Group. Immediately prior to that, he served as Senior Vice President and General Manager, Worldwide Field Organization beginning in January 2003. Before that, Mr. Capelli served as Senior Vice President and General Manager, North American Operations from March 1998 through July 2002. Before joining Sybase in December 1997, Mr. Capelli worked for Siemens-Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, from August 1992 to December 1997. During that time, he held several positions including Chief Financial Officer, Vice President of Inter Continental Sales and Director of Field Operations.

Daniel R. Carl Vice President, General Counsel and Secretary Age 54	Mr. Carl has served in his present capacity since April 1999. Immediately prior to that, he served as Director of European Legal Affairs beginning in January 1997. Mr. Carl has been a Vice President of Sybase since May 1996, and served as Associate General Counsel from 1992 to April 1999.

Billy Ho Senior Vice President and General Manager – PTO Age 50	Mr. Ho has served in his present capacity since January 2007. From April 2003 to December 2006 he served as Senior Vice President and General Sales Manager OEM Sales. Beginning in October 2001 Mr. Ho served as Senior Vice President and General Manager, e-Business Division. Prior to that he held the position of Senior Vice President of Product Development and Marketing, e-Business Division from July 2001 to October 2001. Before that he held the position of Vice President of Product Development, Enterprise Solutions Division from October 1998 to July 2001. Mr. Ho joined Sybase in 1997 as Director of Engineering.

Raj Nathan Senior Vice President and Chief Marketing Officer Age 53	Dr. Nathan has served in his present capacity since January 2007. From February 2004 to December 2006 he served as Senior Vice President and General Manager, Infrastructure Platform Group. Immediately prior to that, he served as Senior Vice President and General Manager, Enterprise Solutions Division beginning in December 2000. Joining Sybase in November 1997, he served as Senior Vice President, Corporate Program Office and later as Senior Vice President and General Manager of the Internet Applications Division until December 2000. From May through November 1997, he served as President and Chief Executive Officer of Siemens Pyramid, a subsidiary of Siemens Nixdorf, a computer and electronics company, and held a number of executive positions with Siemens Pyramid prior to that.

Jeffrey G. Ross Vice President and Corporate Controller Age 42	Mr. Ross has served in his present capacity since August 2004. Immediately prior to that he served as Group Director of Tax and Accounting. Mr. Ross has held various other positions since joining Sybase in 1997. Before joining Sybase, Mr. Ross held several positions with Price Waterhouse, including senior manager in international tax.

Terry Stepien President iAnywhere Solutions, Inc. Age 48	Mr. Stepien has served in his present capacity since May 2000. Prior to that he had served as Senior Vice President and General Manager of Sybase’s Mobile and Embedded Computing Division (MEC) since March 1999. From September 1998 to March 1999, he was Vice President and General Manager of MEC. From September 1996 to September 1998, he served as Vice President, Marketing for Database Products. Mr. Stepien was Vice President, Marketing for Workplace Database Products from February 1995 to September 1996.

Pieter Van der Vorst Senior Vice President and Chief Financial Officer Age 52	Mr. Van der Vorst has served in his current position since March 2002. Prior to that, he held the title of Vice President and Chief Financial Officer starting in January 1999. Between November 1997 and January 1999, he served as Corporate Controller, and prior to that, he served as Vice President, Tax and Corporate Accounting beginning in April 1997. Mr. Van der Vorst has held various other positions since joining Sybase in 1991.

Nita C. White-Ivy Vice President Worldwide Human Resources Age 60	Ms. White-Ivy has served in her present capacity since March 1998. Prior to that, she was a human resources consultant to Sybase beginning in January 1998. Before joining Sybase, she was with Siemens Pyramid, a computer and electronics company, serving as Sr. Director Human Resources from 1992 to February 1994 and as Vice President of Worldwide Human Resources from February 1994 to October 1997.

Non-Employee Director Compensation
During 2006, the Company paid fees to its non-employee directors according to the following table. The Company generally reviews non-employee director compensation annually. All retainers are paid in four quarterly installments, but are discontinued upon a director’s resignation if not already earned. The Company has stock ownership guidelines that require all senior executives and directors to hold a minimum number of common shares. The stock ownership guidelines are posted on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations. See “Compensation Discussion and Analysis, Stock Ownership Guidelines” on page [   ] for a discussion of the stock ownership guideline requirements applicable to Company officers.

Annual retainer	$32,600
Per Regular Board meeting attended in person	1,800
Per Regular Board meeting attended by video or phone	1,800
Per Special Board meeting exceeding one hour (attended in person, by video or telephone)	1,800
Per Regular or Special Committee meeting exceeding one hour (attended in person, by video or phone):
- Chairperson	1,900
- Committee member	1,600
Additional annual retainer for Board Affairs Committee chairperson	8,000
Additional annual retainer for Compensation Committee chairperson	8,500
Additional annual retainer for Audit Committee chairperson	12,000
Additional annual retainer for lead independent director	15,000
Out-of-pocket travel expenses associated with meeting attendance	Actual reasonable
Under our Amended and Restated 2003 Stock Plan (the “2003 Plan”), on the first trading day in February each non-employee director who has served for at least five months shall be granted an award having an imputed value (as defined in the 2003 Plan) determined by the board which shall not exceed $400,000. Under the 2003 Plan, any new non-employee director appointed after the adoption of the 2003 Plan shall receive an initial grant having an imputed value determined by the board which shall not exceed $800,000.

Director Compensation Paid in 2006

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
Name	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
(1)	($)	($)	($)(2)(3)	($)	Earnings	($)	($)
Richard Alberding	65,200	0	191,963	0	0	0	257,163
Cecilia Claudio	51,400	0	191,963	0	0	0	243,363
L. William Krause	65,600	0	191,963	0	0	0	257,563
Alan B. Salisbury	62,800	0	191,963	0	0	0	254,763
Jack E. Sum	59,600	0	124,610	0	0	279 (4)	184,489
Robert P. Wayman	74,000	0	191,963	0	0	0	265,963
Linda K. Yates	49,600	0	191,963	0	0	0	241,563

1.	Mr. Chen, the Company’s only employee director, does not receive compensation, expense reimbursement, or stock option grants for serving as a director or for attending Board or committee meetings. Mr. Chen’s 2006 compensation information is set forth in the “Summary Compensation Table” on page 33.

2.	The amounts in the column titled “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ending December 31, 2006 in accordance with FAS 123R for the following awards: February 1, 2002 with an aggregate grant date fair value of $258,341 per director; February 3, 2003 with an aggregate grant date fair value of $195,070 per director; February 2, 2004 with an aggregate grant date fair value of $39,912 per director; September 1, 2004 with an aggregate grant date fair value of $133,720 per director; February 1, 2005 with an aggregate grant date fair value of $223,061 per director and February 1, 2006 with an aggregate grant date fair value of $168,300 per director. Mr. Sum’s grant on September 1, 2004 had an aggregate grant date fair value of $121,564 and Mr. Sum did not receive any grants prior to this date. Grants made prior to September 1, 2004 were made under the Company’s 2001 Director Stock Option Plan; all other grants were made under the Company’s Amended and Restated 2003 Stock Plan.

3.	As of December 31, 2006, the aggregate number of outstanding option awards (vested and unvested) for each of the non-employee directors were as follows:

Mr. Alberding	208,000
Ms. Claudio	137,500
Mr. Krause	184,000
Mr. Salisbury	208,000
Mr. Sum	64,000
Mr. Wayman	196,000
Ms. Yates	176,000

4.	Represents reimbursement of marginal expense incurred by Mr. Sum for his spouse’s travel to, and meal at, a Board of Directors meeting in 2006.

CORPORATE GOVERNANCE MATTERS
Sybase is committed to strong principles of corporate governance and business ethics. The Company is in compliance with all applicable corporate governance requirements of the NYSE, the SEC, and the Sarbanes-Oxley Act of 2002. Our “Statement of Values and Business Ethics” is available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.
Corporate Governance Guidelines
The Board’s Corporate Governance Guidelines comply with revised NYSE listing standards. These policies are intended to guide the Company and the Board on a variety of corporate governance matters including director responsibilities, director independence, Board composition, director continuing education, Board committees, and management development and succession planning. Our Corporate Governance Guidelines are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.
Board Independence
None of our non-employee directors have any direct or indirect material relationships with the Company, and each of them is “independent” within the meaning of the Company’s director independence standards set forth in our Corporate Governance Guidelines and the NYSE listing standards regarding director independence. As set forth in our guidelines, a director’s relationship with the Company is considered “material” if, in the judgment of the Board as a whole, such relationship would interfere with a director’s independent judgment with respect to the Company.
Board of Directors and Board Committees
The Board of Directors held seven (7) meetings during 2006, and no director attended fewer than 75% of the total of all Board and committee meetings held last year during his or her service as a director or committee member. Our directors are invited, but are not required, to attend our Annual Meetings of Stockholders. Last year, Mr. Chen attended the Annual Meeting.
The Board currently has three standing committees — Audit, Compensation, and Board Affairs — each of which operates under a written charter adopted by the Board. All of the committee charters are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations. The table below shows the number of Board committee meetings held during 2006, current committee membership, and each committee’s principal functions.

Board Committees	Principal Functions

Audit (1) Mr. Sum (Chair) Mr. Wayman Ms. Yates	•	carries out mandates of Audit Committee Charter, including the following:

	•	selection, engagement, and oversight of the Company’s independent auditors

	•	pre-approval of all audit and non-audit related services to the Company and its subsidiaries

	•	oversight of the Company’s internal controls, disclosure controls, internal audit function, and independent audit of Company’s financial statements

	•	receipt and investigation of all complaints and concerns regarding the Company’s internal controls, and audit and accounting practices

	•	11 meetings in 2006

Compensation (2) Mr. Alberding (Chair) Ms. Claudio Mr. Krause Mr. Salisbury	•	carries out mandates of the Compensation Committee Charter, including the following:

	•	determination of CEO’s compensation based on CEO’s performance against goals determined by the full Board

	•	review and approval of compensation, including cash incentive compensation plans and equity-based plans for Section 16 officers

	•	oversight of all Company compensation policies to assure their alignment with the long-term interests of the Company’s stockholders

	•	7 meetings in 2006

Board Committees	Principal Functions

Board Affairs	•	carries out the mandates of the Board Affairs Committee Charter, including the following:
Mr. Krause (Chair) Mr. Wayman Mr. Salisbury
	•	management and oversight of the Company’s Corporate Governance Guidelines

	•	consideration and recommendation of all director nominees

	•	oversight of initial and on-going director education, Board composition, and Board and committee evaluations

	•	4 meetings in 2006

(1)	No Audit Committee member serves on the audit committee of more than three public companies.

(2)	No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company, any of its subsidiaries or any other entity that is required to be disclosed in this Proxy Statement.
Lead Independent Director; Executive Sessions
Our Corporate Governance Guidelines provide for the Board designation of a Lead Independent Director from time to time. The Lead Independent Director is responsible for calling all special meetings of the independent directors, chairing all meetings of the independent directors, and performing such other responsibilities as designated by a majority of the independent directors from time to time. Mr. Wayman is the current Lead Independent Director and has served in such capacity since May 1998. As part of our regular Board meetings, our independent directors meet in executive sessions separate from Company management and directors who are also employees of the Company.
Communicating with our Board
You may communicate in writing with any or all of Sybase’s directors via U.S. mail addressed to the Chairperson of the Board Affairs Committee c/o Sybase’s Corporate Secretary, One Sybase Drive, Dublin, California 94568. The Corporate Secretary will review and summarize all communications received for the purpose of expediting director review of matters communicated, and will forward correspondence directly to the directors as appropriate. This process has been approved by a majority of the independent directors.
Director Nominee Criteria and Process
The Board of Directors is responsible for approving candidates for Board membership, and has delegated the screening and recruitment process to the Board Affairs Committee. The Board Affairs Committee has adopted Policies and Procedures for Director Candidates intended to ensure the selection of qualified candidates who support the Company’s strategies, as well as its business and corporate governance principles. The Committee has not adopted minimum qualifications for director candidates. Rather, in evaluating potential director candidates, including those proposed by stockholders and others, the Committee takes into account a wide variety of factors including each candidate’s suitability, professional qualifications and expertise in relation to the composition and performance of the Board as a whole. From time to time, the Board Affairs Committee has retained a search firm to assist it in identifying potential director candidates; however, the nature, scope and expense of each such engagement is determined on a case-by-case basis and there are no standing arrangements between the Board Affairs Committee and any particular firms for this purpose. Our Policies and Procedures for Director Candidates are available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations.
Stockholder Nominations for Director
The Board Affairs Committee considers director nominees recommended by our stockholders. Stockholder recommendations must be submitted in writing to Sybase, Inc., Attn: Corporate Secretary, One Sybase Drive, Dublin, California 94568, and must include certain prescribed information, including the proposed candidate’s personal and business information, the class and number of Company securities the candidate owns, and a description of the proposed candidate’s relationships with the Company and the recommending stockholder. Recommendations must also be accompanied by personal references, including a supporting statement from the recommending stockholder regarding a proposed candidate’s character and judgment. Our Policies and Procedures for Director Candidates

(available on our website under “Corporate Governance” at www.sybase.com/about_sybase/investorrelations) describes other relevant criteria, as well as the Board Affairs Committee’s process for evaluating and identifying director candidates selected and recommended to the full Board for nomination. In addition, the stockholder must give timely notice of a proposed nomination to our Corporate Secretary in accordance with our Bylaws, which generally require that our Corporate Secretary receive notice within the time period described under “Deadline for Receipt of Stockholder Proposals for the 2008 Annual Meeting” beginning on page 23.
STOCK OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS
This table shows how Sybase shares were beneficially owned as of the Record Date by (i) entities holding more than 5% of our issued and outstanding Common Stock, (ii) by each current director and director nominee, (iii) each Named Executive Officer named in the “Summary Compensation Table” on page 33, and (iv) all current directors and executive officers as a group. On the Record Date, 91,410,498 shares of Common Stock were issued and outstanding.

	Shares Beneficially	Approximate Percent
Name of Beneficial Owner	Owned (#)	of Class (%)
Lord, Abbett & Co., LLC (1)	8,726,687	9.55
90 Hudson Street Jersey City, NJ 07302
Entities affiliated with Barclays Global Investors, N.A. (2)	6,369,661	6.97
45 Fremont Street, 17th Floor San Francisco, CA 94105
John S. Chen (3)(4)(5)	3,188,661	3.37
Marty Beard (3)(4)(5)	327,523	*
Steve Capelli (3)(4)(5)	199,688	*
Raj Nathan (3)(4)(5)	164,798	*
Pieter A. Van der Vorst (3)(4)(5)	204,303	*
Richard C. Alberding (3)(4)	166,664	*
Cecilia Claudio (3)(4)	85,165	*
L. William Krause (3)(4)	134,664	*
Alan B. Salisbury (3)(4)	160,664	*
Jack E. Sum (3)(4)	35,748	*
Robert P. Wayman (3)(4)	166,664	*
Linda K. Yates (3)(4)	150,664	*
All current executive officers and directors as a group (17 people) (3)(4)(5)	5,479,639	5.17

*	less than 1%

(1)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2007, Lord, Abbett & Co., an investment adviser registered under the 1940 Act, claims sole voting power of 8,420,587 of the shares, and beneficial ownership and sole dispositive power over 8,726,687 of the shares.

(2)	Based on Schedule 13G filed with the SEC on January 23, 2007, Barclays Global Investors, NA, a bank as defined in Section 3(a)(6) of the Securities Act of 1933 (“Securities Act”), claims beneficial ownership and sole dispositive power as to 4,101,061 shares, with sole voting power as to 3,376,748 shares. Barclays Global Fund Advisors, an investment advisor registered under the 1940 Act, claims beneficial ownership, sole voting power and sole dispositive power as to 2,268,600 shares.

(3)	Number of shares includes (i) shares subject to stock options or stock option appreciation rights that are exercisable within 60 days of the Record Date (see footnote 4 below), and (ii) restricted stock subject to the Company’s repurchase right (see footnote 4 below). Unless otherwise noted, each named stockholder has sole voting and investment power with respect to all beneficially owned securities, subject to applicable community property laws and to the information contained in the footnotes to the table. Unless otherwise indicated, the address for each named stockholder is c/o Sybase, Inc., One Sybase Drive, Dublin, California 94568.

(4)	Includes the following shares subject to stock options and stock option appreciation rights (SARs) that are exercisable within 60 days of the Record Date and unvested restricted stock purchase rights:

	Sybase Stock Options	Service-Based	Performance-Based
	and SARs Exercisable	Restricted Stock	Restricted Stock
	w/in 60 days (#)	(# of exercised shares)	(# of exercised shares)
Mr. Chen	2,304,453	16,732	565,600
Mr. Beard	256,406	16,732	49,180
Mr. Capelli	103,461	19,317	60,593
Dr. Nathan	94,684	16,647	45,467
Mr. Van der Vorst	120,092	17,647	45,467
Mr. Alberding	165,664	0	0
Ms. Claudio	84,165	0	0
Mr. Krause	131,664	0	0
Mr. Salisbury	159,664	0	0
Mr. Sum	34,248	0	0
Mr. Wayman	165,664	0	0
Ms. Yates	145,664	0	0
All current executive officers and directors (17 people)	4,113,760	223,311	913,478
Performance-based restricted stock included in the table above includes the following: (i) grants made in February 2005 where vesting is subject to the Company’s achievement of certain revenue growth rates, income before tax growth rates and stockholder return relative to S&P 400 performance, (ii) grants made in February 2006 where vesting is subject to the Company’s achievement of certain revenue growth rates, cash flow growth rates and return on invested capital thresholds, and (iii) grants made in February 2007 where vesting is subject to the Company’s achievement of certain revenue, cash flow and return on invested capital thresholds. Performance-based restricted stock shares will vest, and the Company’s repurchase right will lapse, three years from the grant date, in full or partially, based upon the achievement of performance at or above the thresholds set forth in each grant. Vesting is also conditioned upon the grantee remaining employed by the Company at the vesting date. Unvested shares will be repurchased by the Company for the $0.00 per share exercise price.
Service-based restricted stock included in the table above includes unvested restricted stock purchase rights issued in February 2007, February 2006 and February 2005 with $0.00 per share purchase prices which were exercised within six months of the issue date and remain subject to the Company’s repurchase right if an employee terminates within three years of the rights grant date.
(5)	This table shows beneficial ownership of common stock of iAnywhere Solutions, Inc. (“iAS”), a majority-owned Sybase subsidiary, as of the Record Date, by the Company’s executive officers. None of the Company’s non-employee directors were issued or hold iAS stock options or common stock. All of the securities reflected in the table are stock options to purchase common stock that are vested and exercisable within 60 days of the Record Date. iAS only has preferred stock outstanding, there are no shares of iAS common stock issued and outstanding.

	iAS Common Stock	Approximate Percent
	Beneficially Owned (#)	of Class (%)
Mr. Chen	1,070,000	*
Mr. Beard	20,000	*
Mr. Capelli	0	*
Dr. Nathan	25,000	*
Mr. Van der Vorst	100,000	*
All current Sybase executive officers and directors as a group (17) people	3,195,937	*

*	Not meaningful since no shares of iAS common stock are currently issued and outstanding.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“EY”), independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2007, and recommends that the stockholders ratify such selection. In the event of a negative vote, the Audit Committee will reconsider its selection. EY (or its predecessor) has audited the Company’s annual financial statements since the Company’s inception in 1984, and is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and applicable rules adopted by the SEC regarding mandatory audit partner rotation. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
Fees for professional services provided by EY in each of the last two fiscal years in each of the following categories are as follows:

	2006 ($)	2005 ($)
Audit Fees	$4,100,078	$3,570,873
Audit-Related Fees	618,088	116,355
Tax Fees	856,000	398,272
All Other Fees	0	0

TOTAL	$5,574,166	$4,085,500
Audit Fees include fees associated with the Company’s annual audit, the reviews of the Company’s filings with the SEC during the fiscal year, including its quarterly reports on Form 10-Q for the periods indicated, assistance with financial statements included in registration statements and reports filed with the SEC, accounting consultations and Sarbanes-Oxley Section 404 attestation work
Audit-Related Fees include fees not directly related to the attest services for our financial statements and includes due diligence in connection with acquisitions, accounting consultations, audits in connection with proposed or consummated acquisitions and audits of the Company’s pension plan(s).
Tax Fees include tax compliance and international tax advice and planning services.
All Other Fees include support and advisory services related to the Company’s expatriate program and risk management advisory services.
The Audit Committee did not approve payment for any services pursuant to the de minimis exception (i.e., services that, if rendered, would compromise auditor independence but were (i) less than 5% of the total fees paid to EY for the years noted; (ii) not recognized as non-audit services at the time of engagement; and (iii) brought to Audit Committee’s attention and approved prior to the completion of the audit). The Audit Committee of the Board of Directors determined that the non-audit services provided by EY as described above are compatible with maintaining such auditors’ independence.
Pre-Approval Policies and Procedures. During 2006, the Audit Committee pre-approved 100% of the fees described in the above table in accordance with its pre-approval policies and procedures. Generally, at the beginning of each fiscal year, the Audit Committee reviews a written report prepared by the independent auditor describing the proposed scope of services in each of the above categories for that year, including estimated fees and costs related to each activity. The independent auditor is not authorized to undertake any activities on behalf of the Company unless and until the Audit Committee has approved the auditor’s report. The Audit Committee regularly oversees and monitors all activities performed by (and all fees paid to) the independent auditor. The Audit Committee may authorize the CFO to engage the independent auditor directly to perform non-audit services that have been pre-approved by the Audit Committee, and which do not exceed a specified maximum dollar amount. The CFO is required to report all such engagements to the Audit Committee on a regular basis.

AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION
          The Company’s Restated Certificate of Incorporation currently provides for a “classified board” in which the Board of Directors are divided into three classes, each serving a three-year term. Under this structure, the Company’s stockholders vote on approximately one-third of the Board at each annual meeting of stockholders. At the 2006 Annual Meeting of Stockholders, the stockholders approved a stockholder proposal that recommended, but did not effectuate, the elimination of the classified board structure. In February 2007, the Board approved the following amendment to Section 1 of Article Eleventh of the Company’s Restated Certificate of Incorporation (“Amendment”) to reorganize the Board into a single class:
“Section 1. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until their successors have been duly elected and qualified at the next annual meeting of stockholders; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law. Notwithstanding the foregoing, each director elected prior to the 2008 Annual Meeting of Stockholders shall hold office until the expiration of the applicable three year term for which such director was elected and shall not become subject to election until the expiration of such director’s existing term.”
          If the Amendment is approved and becomes effective, nominees for each of the Company’s directors will stand for election annually following expiration of the existing three year terms of the current classified board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
AMENDMENTS
TO
AMENDED AND RESTATED 2003 STOCK PLAN
In February 2007, the Board approved the following amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan (the “2003 Plan”) and the stockholders are being asked to ratify these amendments (capitalized terms below are used as defined in the 2003 Plan):
(a)	To increase the share reserve under the 2003 Plan by 4,000,000 shares, which would increase the total number of shares reserved for issuance as of the Record Date under the plan to 12,122,476;

(b)	to decrease the 60% of the Plan limit on Awards granted with an exercise price or purchase price below 100% of Fair Market Value on the Grant Date to 45%;

(c)	to clarify that upon the exercise of stock-settled SARs, the shares included in the grant which are not issued to the grantee to settle the SAR exercise will expire and not be returned to the 2003 Plan for future issuance; and

(d)	to revise the plan to provide that the Plan Administrator does not have the authority to make offers to buy out outstanding option or SAR Awards that have exercise prices which exceed the Fair Market Value of the Company’s Common Stock at the time of such buy out.
The Board believes the increase in the share reserve to the 2003 Plan is necessary to provide the Company with sufficient Awards to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, and (iii) recognize employee contributions to the Company’s success. In addition, the Board believes a robust equity compensation program is necessary to provide the Company with flexibility in negotiating strategic acquisitions and other business relationships to further expand and grow our business. The Board believes that the reduction in the limitation on Awards which can be granted at below Fair Market Value on the Grant Date to 45% from 60% provides the Company with adequate flexibility to grant a portfolio of performance-based and service-based Awards to promote the objectives of the Company. The clarification that shares not issued to settle SAR grants will expire and not be returned to the 2003 Plan is consistent with how the Administrator is currently operating the 2003 Plan and the Board believes the 2003 Plan should continue to be administered in this manner. The revision that removes the Plan Administrator’s authority to buy out options or SARs that are not in-the-money is consistent with other provisions in the 2003 Plan which prohibit the re-pricing of options without stockholder consent. The Board believes this revision is consistent with good governance practices.
Without the 4,000,000 share increase to the number of shares reserved under 2003 Plan the Company may not remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the high technology industry, particularly against similar companies vying for a limited talent pool. The provisions of the Plan are summarized below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
Summary of the Amended and Restated 2003 Stock Plan
General. The Amended and Restated 2003 Stock Plan provides for grants of stock options, stock appreciation rights (SARs), restricted stock, performance shares, performance units, and deferred stock units (sometimes referred to individually or collectively as “Awards”), to non-employee directors, officers, employees, and consultants of the Company and its subsidiaries. Stock options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (ISOs), or nonqualified stock options (NQSOs).
Plan Administration; Amendment and Termination. The Board and/or one or more of its committees shall administer the Plan in accordance with applicable law (“Administrator”). The Administrator may amend, suspend, or terminate any portion of the 2003 Plan for any reason, but must obtain stockholder consent for any material 2003 Plan amendment, or the consent of affected 2003 Plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. Additionally, see “No Material Amendments or Re-Pricing without Stockholder Approval,” below. The 2003 Plan terminates in 2014. However, such termination will not affect Awards granted under the 2003 Plan prior to termination.
Shares Subject to the 2003 Plan. Stockholder approval is being requested for 4,000,000 additional shares for the 2003 Plan. In connection with the adoption of the 2003 Plan, 2,500,000 shares were authorized by stockholders in 2003. In 2004, stockholders approved the use of existing shares available for grant under other Company plans adopted prior to the amendment of the 2003 Plan. At the March 25, 2004 amendment and restatement of the 2003 Plan (“Amendment Date”), 3,559,463 shares available for grant under the 1996 and 1999 Stock Option Plans were transferred to the 2003 Plan. Additionally, any shares represented by awards granted and outstanding under the 1996 Plan, the 1999 Plan, or the 1992 or 2001 Director Option Plans as of the Amendment Date that are subsequently forfeited or cancelled or expire without delivery of shares will be added to the 2003 Plan. In 2005, stockholders approved an additional 3,000,000 shares for the 2003 Plan. As of the Record Date, a total of 8,122,475 shares were authorized under the 2003 Plan, including 5,302,697 shares granted under outstanding Awards.
Eligibility for Awards. Employees, officers, consultants, and non-employee directors of Sybase or its subsidiaries may be granted Awards under the 2003 Plan. Except for non-employee directors who receive initial and annual Awards described under the 2003 Plan (see “Awards to Non-Employee Directors,” below), the Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award grant. Awards under the 2003 Plan may consist of a single type or any combination of the types of Awards permissible under the 2003 Plan as determined by the Administrator (or by the full Board in the case of Awards to non-employee directors). These decisions may be based on various factors, including the factors discussed in “Compensation Discussion and Analysis”. As of the Record Date, the Company had 4,039 employees, seven non-employee directors, and 112 third-party consultants.
Awards to Non-Employee Directors. The 2003 Plan provides for initial and annual Awards to non-employee directors within prescribed parameters. Under the 2003 Plan, each non-employee director who becomes a director after the 2005 Annual Meeting, will receive (i) an initial Award with an imputed value not exceeding $800,000 (as determined under applicable accounting guidelines), and (ii) an annual Award on the first trading day of February of each calendar year during the individual’s term as a director (when the director has served as a director for at least five months) with an imputed value not exceeding $400,000 (as determined under applicable accounting guidelines), as of such date. The 2003 Plan also provides that each non-employee director may elect to forego receipt of all or a portion of the director’s annual director compensation otherwise due in exchange for an Award under the 2003 Plan. The number of shares subject to an Award (other than NQSOs) shall equal (a) the amount of foregone compensation divided by (b) the FMV (as defined in the following paragraph) of a share on the date the compensation otherwise would have been paid (rounded up to the nearest whole number of shares). If the Award consists of NQSOs, the number of options granted shall be determined by dividing the cash amount foregone by a value determined under an option pricing model determined by the Administrator (e.g., Black-Scholes or binomial pricing model), rounded up to the nearest whole number of shares.
Exercise Price Limitations. The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. However, the exercise price for shares under an ISO may not be less than 100% of the FMV on the date the Award is granted. The exercise price for freestanding SARs and NQSOs may not be less than 85% of FMV. There is no minimum exercise price prescribed for performance shares and restricted stock awarded under the 2003 Plan. However, under the current 2003 Plan no more than an aggregate of 60% of the total shares reserved for issuance under the 2003 Plan may be granted pursuant to Awards with an exercise or purchase price of less than 100% of FMV. Stockholder approval is being requested to reduce the 60% limitation to 45%. See “Cap on Discounted Awards; Individual Grant Limits,” below.
No Material Amendments or Re-Pricing without Stockholder Approval. Except for adjustments upon changes in capitalization, dissolution, merger, or asset sale, the 2003 Plan prohibits the Company from making any material amendments to the 2003 Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without stockholder approval. As of the Record Date, the closing price of our Common Stock as reported by the NYSE was $25.73 per share.
Cap on Discounted Awards; Individual Grant Limits. Under the current 2003 Plan, no more than an aggregate of 60% of the total shares reserved for issuance under the Plan may be granted pursuant to Awards with an exercise or purchase price less than 100% of FMV. Stockholder approval is being requested to reduce the 60% limitation to 45%. Additionally, no participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 1% of the Company’s total number of outstanding shares immediately prior to the grant, or (ii) 2,000,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company’s capitalization as described in the 2003 Plan. See also “Awards to Non-Employee Directors,” above.
Award Exercise; Payment of Exercise Price. The Administrator will determine when Awards become exercisable. However, under the 2003 Plan, as amended at the 2005 Annual Meeting, no Award may have a term longer than 7 years from the date of grant unless otherwise approved by the Company’s stockholders, and no Award may be exercised after expiration of its term. Prior to the 2005 Annual Meeting, Awards could have a maximum term of 10 years. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the 2003 Plan.
Tax Withholding. The Company shall have the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise, or vesting of any Award.
Effect of Termination, Death, Disability, or Retirement. If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for a reason other than death, disability, or retirement, vesting of ISOs and NQSOs (and related SARs) generally will stop as of the effective termination date. Participants other than non-employee directors generally will have 3 months from their termination date to exercise vested unexercised options before they expire. Non-employee directors generally have a period of 12 months from the date they cease their service as a director to exercise their vested options before they expire. Longer post-termination exercise periods apply in the event of retirement (in the case of employee participants only), or a termination of employment or cessation of service resulting from death or disability. The post-termination exercise period may be as short as 5 business days if a participant is dismissed for cause.
Nontransferability of Awards. Unless otherwise determined by the Administrator, Awards granted under the 2003 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.
Stock Appreciation Rights. Stock appreciation rights (SARs) may be granted on a standalone basis, in addition to, or in tandem with other Awards under the 2003 Plan. Under the 2003 Plan, freestanding SARs may be granted with an exercise price of not less than 85% of FMV. Tandem SARs may be exercised for all or part of the shares as to which the related Award is then exercisable. Upon exercise of a SAR, a participant is entitled to receive an amount determined by multiplying (a) the difference between the SAR exercise price and the FMV of the shares on the exercise date, times (b) the number of shares with respect to which the SAR is exercised. Payment may be made in the form of cash and/or shares of equal value. For example, assume a participant is granted 100 SARs with an exercise price of $Y. When the SARs become exercisable, assume the FMV of the shares is (3 x $Y) per share. Upon exercise of the SARs the participant is entitled to receive an amount equal to 100 (2 x $Y). Stockholder approval is being requested for a clarification to the 2003 Plan to confirm that upon the exercise of stock-settled SARs, the shares included in the grant which are not issued to the grantee to settle the SAR exercise will expire and not be returned to the 2003 Plan for future issuance.
Restricted Stock. The 2003 Plan also permits the Company to grant restricted stock. The Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to the Company’s right to repurchase if the participant’s employment or term of service terminates for any reason (including death or disability), or if performance vesting criteria are not met. See “Compensation Discussion and Analysis” for a discussion of the restrictions placed on the Company’s outstanding performance-based and service-based restricted stock. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer the shares.
Performance Shares/Units. The 2003 Plan also permits the Company to grant performance shares or units (i.e., entitling the participant to receive a cash payment equal to the value of a prescribed number of shares), upon the achievement of Company and/or individual performance objectives determined by the Administrator. Each performance share will have an initial value equal to the FMV of the underlying shares on the grant date, and each performance unit will have an initial value determined in accordance with applicable accounting guidelines. No Participant shall receive Performance Units or Performance Shares having an initial Imputed Value greater than $5,000,000, except that a Participant may receive Performance Units or Performance Shares in a fiscal year in which his or her employment commences with an initial Imputed Value no greater than $10,000,000.
Deferred Awards. The Administrator, in its discretion, may permit a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under an Award. Any such deferral elections shall be subject to rules and procedures determined by the Administrator in its discretion. Once deferred, the cash or shares shall be subject to the claims of the Company’s general creditors.
Changes in Capitalization; Change of Control. The 2003 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if Sybase merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards. The Company has employment arrangements with certain executive officers that provide for accelerated vesting of stock options or the accelerated elimination of the Company’s repurchase right upon or following a change of control. See “Employment Agreements and Potential Termination and Change of Control Payments” at page [   ].
Participation in the 2003 Plan. Except as otherwise provided in the 2003 Plan, the grant of Awards is subject to the discretion of the Administrator. No determinations have been made with respect to future awards under the Plan. Accordingly, the value of future awards is not determinable. The following table sets forth information under the 2003 Plan with respect to the grant of options, stock option appreciation rights and restricted stock purchase rights to the Named Executive Officers, to all current executive officers as a group and to all other employees as a group during 2006:
AMENDED PLAN BENEFITS *

			Performance
			and Service
		Weighted	Based
	Options and	Average	Restricted
	SARs	Exercise Price	Stock
	Granted (#)	Per Share ($/sh.)	Awards (#)

John S. Chen	229,000	$21.59	144,000

Marty Beard	27,966	21.59	17,612

Steve Capelli	62,881	21.16	19,410

Raj Nathan	33,051	21.59	20,814

Pieter Van der Vorst	33,051	21.59	20,814

All current executive officers as a group	480,474	21.53	281,289

All non-officer directors as a group	182,000	21.92	0

All other employees as a group	2,228,416	22.29	146,761

*	During 2006, all Company equity awards were made under the 2003 Plan.
Summary of Federal Income Tax Consequences
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2003 Plan. Tax consequences for any particular individual may be different.
Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an Award under the 2003 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to certain executive officers. See “Tax Implications of Executive Compensation” on page [   ].
Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.
Awards granted under the 2003 Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the 2003 Plan) are not entirely clear.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2003 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Equity Compensation Plan Information
The following table contains aggregated information regarding our equity compensation plans as of December 31, 2006.
At December 31, 2006, the Company had a total of 12,455,856 options and SARs outstanding with a weighted average exercise price of $18.3075. As of December 31, 2006 the outstanding options and SARs had an average remaining contractual life of 5.41 years. At December 31, 2006 the Company had a total of 1,557,689 shares of outstanding and unvested restricted stock (including performance-based and service-based restricted stock).

			Number of Securities
	Number of Securities	Weighted average	remaining available for future
	to be issued upon	exercise price of	issuance under equity
	exercise of	outstanding	compensation plans
	outstanding options,	options, warrants	(excluding securities reflected
Plan category (1)	warrants and rights (#)	and rights ($/sh.)	in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	11,797,472	$16.33	3,052,721

Equity compensation plans not approved by security holders (2)	2,216,069	10.23	0

Total	14,013,541	16.28	3,052,721

(1)	Includes all equity compensation plans in each category that were assumed by the Company in connection with merger, consolidation and acquisition transactions pursuant to which the Company may make subsequent grants or awards of Company securities in the appropriate category.

(2)	A description of the Company’s equity compensation plans, including the 1999 Plan, the Company’s only non-stockholder approved equity plan, is set forth in Note Seven to the Company’s Consolidated Financial Statements, Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006, which information is incorporated here by reference, and furnished simultaneously with this Proxy Statement. The Company has not made grants under the 1999 Plan since April 2, 2004 and no shares remain available for grant in the 1999 Plan.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors in accordance with its amended and restated charter, as adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company’s 2006 Annual Report on Form 10-K, and discussed the quality (not merely acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also provided direct oversight over the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act relating to maintaining effective internal controls and the Company’s engagement of the independent registered public accounting firm that opined on the Company’s compliance with Section 404. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. Accordingly, the Committee has discussed with such auditors the matters required to be discussed under Statement on Auditing Standards 61, as modified or supplemented, including such auditors’ judgments as to the quality and acceptability of the Company’s accounting principles, as well as other matters required to be discussed by the auditors with the Committee under generally accepted auditing standards. The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the matter of auditor independence from management and the Company with the Company’s independent auditors. The Committee also considered the compatibility of non-audit services with the auditors’ independence. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the Company’s internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held eleven meetings during fiscal year 2006.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2006. The Committee also selected the Company’s independent registered public accounting firm for fiscal 2007.
Report submitted by:
Jack E. Sum (Chairman)
Robert P. Wayman
Linda Yates

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions.
Historically, in connection with the Board Affairs Committee’s determination of the independence of the Company’s directors, this Committee reviews any related party transactions involving members of the Board and determines if any such transactions impact the independence of the Company’s non-employee directors. In 2006, the Board Affairs Committee determined that all of the Company’s non-employee directors were independent as defined by the NYSE’s Corporate Governance Standards and the Company’s Corporate Governance Guidelines, see “Corporate Governance Matters, Board Independence” on page 9. The Company’s executive officers, members of the Board, and the Company’s entire workforce are also covered by the Company’s Statement of Values and Business Ethics and the Company’s Conflicts of Interest policies which require the disclosure of related party transactions to appropriate parties within the Company. A link to the Company’s Statement of Values and Business Ethics, which contains a summary of the Conflict of Interest policy is available on the home page Company’s website, Sybase.com, under “Code of Ethics.”
In February 2007, the Board adopted a written policy for related party transactions. Under this policy, in 2007 and in the future, the Board Affairs Committee will review the material facts of all transactions between the Company and a related party (defined to include executive officers, directors, director nominees, greater than 5% stockholders or the immediate family members of the foregoing) which have exceeded or may exceed $100,000 in a single year where the related party will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the related party transaction policy, the Board Affairs Committee will either pre-approve, or if pre-approval is not feasible, review and, if appropriate, ratify at the Committee’s next meeting, all related party transactions entered into by the Company. The Board Affairs Committee’s review of related party transactions will take into account, among other factors the Committee deems appropriate, whether the transaction is on terms no less favorable than generally available to unaffiliated third-parties in similar circumstances and the extent of the related party’s interest in the transaction. No member of the committee will participate in the review of a transaction for which he or she is the related party. The related party transaction policy created standing pre-approval for certain recurring related party transactions, including (i) executive officer compensation which has been approved by the Compensation Committee (unless the executive officer is related to a director or another executive officer) and director compensation reported in the proxy, (ii) transactions with companies where the related party’s only relationship is as a non-executive employee, director or less than 10% owner, if the aggregate transaction does not exceed the greater of $1,000,000 or 2 percent of the other company’s total revenue, (iii) charitable contributions by the Company to charities where the related person’s only relationship is as a non-executive employee or director if the aggregate transaction does not exceed the lesser of $1,000,000 or 2 percent of the charity’s total annual receipts, and (iv) transactions with related persons where the rates or charges are determined by competitive bids.
All related party transactions which are required by SEC rules to be disclosed shall be disclosed in the Company’s applicable filings with the Securities and Exchange Commission.
Related Party Transactions in 2006
Mr. Chen’s brother-in-law, Hung Hsi, has been employed by the Company since June 1998 as a software engineer. Mr. Hsi currently earns an annual salary of $147,800 and is eligible for a targeted bonus of up to 10% of his annual salary. In 2006 Mr. Hsi was awarded options to purchase 1,500 shares of common stock at $21.25 per share. These options vest over four years from the grant date.
Mr. Capelli’s brother-in-law, Cornel Lee, has been employed by the Company since April 2005 as an account manager. In 2006 Mr. Lee became Mr. Capelli’s brother-in-law. In 2006 Mr. Lee earned a base salary of $67,500 and earned variable compensation of $238,566. In 2006 Mr. Lee was awarded options to purchase 500 shares of common stock at $21.25 per share. These options vest over four years from the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our Section 16 officers and directors, and holders of more than 10% of any class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Forms 4 and 5 with the SEC. These individuals are also required to furnish the Company with copies of all Section 16(a) forms filed on their behalf.
Based solely on our review of trading information we reviewed, or written notice from certain reporting persons that no Forms 4 or 5 were required, the Company believes that all required Section 16(a) filings were made on a timely basis in 2006 except as follows: in February 2006 a late Form 4 was filed for the sale of 3,000 shares of common stock by Terry Stepien, one of our Section 16 officers.
OTHER MATTERS
Documents Incorporated by Reference
The information in Note Seven to the Consolidated Financial Statements contained in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 is incorporated by reference as noted in footnote 2 to the “Equity Compensation Plan Information” table on page [   ]. The Report on Form 10-K is being furnished to stockholders simultaneously with this Proxy Statement.
Deadline for Receipt of Stockholder Proposals for the 2008 Annual Meeting
If you want us to consider a proposal for possible inclusion in our Proxy Statement for our 2008 Annual Meeting of Stockholders, you must deliver your proposal to Sybase’s Corporate Secretary at our principal executive offices, One Sybase Drive, Dublin, California 94568 no later than December [   ], 2007. Any such proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
If you wish to present a proposal at our 2008 Annual Meeting, and the proposal is not intended to be included in our Proxy Statement relating to that meeting, you must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws (the “Bylaw Deadline”), as described below. If you give notice of such a proposal after the Bylaw Deadline, you will not be permitted to present the proposal to the stockholders for a vote at the meeting. Rules under the Securities Exchange Act of 1934, as amended, also establish a different deadline for submission of stockholder proposals that are not intended to be included in our 2008 Proxy Statement with respect to the discretionary voting of proxies on such proposals (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for our 2008 Annual Meeting is March 14, 2008 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If you give notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against your proposal when and if the proposal is raised at our 2008 Annual Meeting. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our next Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2008 Annual Meeting, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.
If you intend to present a proposal or nomination from the floor at the 2008 Annual Meeting, but you do not intend to have it included in our 2008 Proxy Statement, then you must deliver a copy of your proposal or nomination to Sybase’s Corporate Secretary at our principal executive offices in accordance with the following procedures:
Under our Bylaws we must receive your notice not less than 90 days prior to the 2008 Annual Meeting (unless there is less than 100 days’ notice of the meeting date, in which case notice must be received no later than the tenth day following the day on which such notice is first given or disclosed). Also, your notice must state all of the following as to each matter, or the presiding officer may properly refuse to acknowledge your proposal or nomination:

•	your name and address, and the nature of the matter

•	that you are a stockholder of record and are entitled to vote at the meeting

•	the name and address of your nominee, if any

•	whether you will appear in person or by proxy to make the proposal or nomination

•	a description of all arrangements between you and the nominee, if any, regarding the nomination

•	all other information that would be required in a proxy statement
Please see “Director Nominee Criteria and Process” on page 10 for a discussion of the Board’s process for evaluating director nominees.
We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the 2007 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for this year’s Annual Meeting, which is May [   ], 2007 (the tenth day after this Proxy Statement is mailed).
The Board of Directors does not know of any other matters to be brought before this Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with their best judgment on such matters.
THE BOARD OF DIRECTORS
Dated: April [   ], 2007

PRELIMINARY COPY
FORM OF PROXY
SYBASE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2007, and hereby appoints Pieter A. Van der Vorst, Charles Chen and Daniel Cohen, or any of them, with full power of substitution, attorneys and proxy holders to vote, as indicated on the reverse side, all shares of Common Stock of SYBASE, INC., a Delaware Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 29, 2007 at 10:00 a.m. local time at the offices of the Company , United Nations Conference Room, One Sybase Drive, Dublin, California 94568, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present at such meeting, on the matters set forth on the reverse side.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SYBASE, INC.
Vote on Directors

1. Election of Class III Directors		For	Withhold	For All	To withhold authority to vote, mark
		All	All	Except:	“For All Except” and write the
nominee’s number on the line below:
Nominees	1) Cecilia Claudio	☐	☐	☐

2) L. William Krause

3) Robert P. Wayman

Vote on Proposals

2.	Ratification of Ernst & Young LLP as independent registered public accounting firm for 2007	For	Against	Abstain
		☐	☐	☐

3.	Approve an amendment to the Company’s Restated Certificate of Incorporation to reorganize the Board of Directors into a single class	For	Against	Abstain
		☐	☐	☐

4.	Approve amendments to the Sybase, Inc. Amended and Restated 2003 Stock Plan, that among other matters, increase the share reserve by 4,000,000 shares	For	Against	Abstain
		☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Signature (Please Sign Within Box)	Date	Signature (Joint Owner)	Date